Exhibit 10.1

EXCHANGE AND RELEASE AGREEMENT

AGREEMENT made this 26th day of December, 2013, by and among KDC Solar Mountain Creek Parent LLC, a New Jersey Limited Liability Company (the “Company” ), KDC Solar B LLC, a New Jersey Limited Liability Company (“Parent”) and Solar Power, Inc., a California corporation (“SPI”).

WHEREAS, Parent is the sole member of the Company;

WHEREAS, Company is the sole owner and developer of a 4.55MW photovoltaic solar electricity power project located in Mountain Creek, New Jersey (“the “Project”);

WHEREAS, the Company, Parent and SPI are parties to that certain Engineering, Procurement and Construction Agreement dated April 25, 2012, as amended by the First Amendment dated January 2, 2013 (the “EPC”) for the construction of the Project;

WHEREAS, SPI and the Company desire to exchange amounts due and owing by the Company to SPI under the EPC for membership interests in the Company;

WHEREAS, the credit balance due from Company and Parent to SPI pursuant to the EPC is $15,035,693 (“Credit Balance”), which amount is deemed to be Construction Costs under the EPC Agreement; and

WHEREAS, in consideration of the exchange transaction contemplated hereunder, SPI will release the Company and Parent from any payment obligations under and pursuant to the EPC.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

Section 1.     Exchange. Subject to the terms and conditions hereof, on the date hereof, SPI shall exchange the Credit Balance for membership interests in the Company as provided for in the Operating Agreement (as defined below) and shall become a member in the Company upon entering into the Operating Agreement with the Parent and the Company;

Section 2.     Other Transactions. In addition the Parties hereto shall enter into and deliver:

(a)     a Second Amended and Restated Operating Agreement, in the form attached hereto as Exhibit A (the “Operating Agreement”),

(b)     upon the closing of the term debt facility for the project, a Project Management Agreement, in the form attached hereto as Exhibit B (the “Project Management Agreement”) upon securing the term debt financing, and

(c)     within two (2) business days of the mutual execution of this Agreement, Parent, Company, or its affiliates shall pay to SPI the amount of Seven Hundred Eighty Two Thousand Dollars ($782,000), representing the final payment due for the EPC agreement for the Middlesex Project, located in North Brunswick, New Jersey.

Section 3.     Release. In consideration of and subject to the completion of all of the transactions contemplated herein, SPI agrees that all of the obligations owed or owing to SPI by Company pursuant to the EPC have been satisfied and SPI hereby releases any and all security interests in, or other liens on, Company’s and Parent’s right, title and interest in and to the Project and any Project assets, including without limitation, any membership interest of Parent and Company provided as collateral for the obligation under the EPC. Parent and Company are authorized to file and record any and all UCC termination statements as may be necessary or desirable to effect the foregoing release and SPI will execute and deliver to Parent and Company as reasonably requested by either from time to time, such other lien release documents as are necessary to effect, evidence or provide public notice of the termination and release of any lien granted pursuant to the EPC or any other document with regard to the Project binding on Parent and Company in favor of SPI.

Section 4.     Representations and Warranties.

(a) Each party represents and warrants to each other party that:

(i)     It has the power and authority to execute and deliver and perform its obligations under this Agreement and the performance by it of its obligations under this Agreement has been duly authorized by all necessary action on the part of such party.

(ii)     This Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of it in accordance with its terms. except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and equitable principles

(iii)     Its execution, delivery and performance of this Agreement and the transactions contemplated hereby will not (x) breach or violate constitute a default under any contract, lease or instrument to which it is a party or by which it or its properties may be bound or affected, (y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material agreement binding on it, or (z) result in the creation or imposition of any lien of any nature whatsoever upon any of its property or assets.

(iv)     It has not received any notice, nor to the best of its knowledge is there pending or threatened any notice, of any violation of any applicable laws, ordinances, regulations, rules, decrees, awards, permits or orders which would materially and adversely affect its ability to perform hereunder.

(v)     No consent, approval or authorization of, permit from, declaration, filing or registration with, or notice to, any authority, any third party or any other person, is required to be made or obtained by it in connection with the execution, delivery, performance and validity of this Agreement, and the consummation of the transactions contemplated hereby.

(vi)     There are no actions, suits or proceedings pending or, to such party’s knowledge threatened, against or affecting the Project or consummation of the transactions contemplated hereby, at law or in equity or before or by any authority or instrumentality or before any arbitrator of any kind.

Section 5.     Binding Effect; Assignment. This Agreement shall be binding upon, and inure to the benefit of, all the parties hereto and their respective successors, legal representatives and assigns permitted in accordance with this Section 6. Nothing herein shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement, or of any rights or obligations hereunder, may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto. Any attempted assignment without the required consent shall be void.

Section 6.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

Section 7.     Section Headings. The Section headings contained in this Agreement are inserted for convenience of reference only and shall not otherwise affect the meaning or interpretation or be deemed a substantive part of this Agreement.

Section 8.     Governing Law and Forum. This Agreement shall be governed by and construed in all respects under the laws of the State of New Jersey, without reference to its conflicts of laws rules or principles.

Section 9.     Entire Agreement. This Agreement, and all other documents and certificates referred to herein, constitute the entire understanding of the parties hereto concerning the exchange of securities described herein, and cancels and supersedes all previous agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms, conditions, and rights hereunder will be binding upon any party unless signed in writing by an authorized representative of such party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

KDC SOLAR MOUNTAIN
CREEK PARENT LLC

By:	/s/ Alan M. Epstein
Name: Alan M. Epstein
Title: President & COO

KDC SOLAR B LLC

By:	/s/ Alan M. Epstein
Name: Alan M. Epstein
Title: President & COO

SOLAR POWER, INC.

By:	/s/ Charlotte Xi
Name: Charlotte Xi
Title: President & COO

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